HAND & HAND, a professional corporation
                                           24351 Pasto Road, #B
                                       Dana Point, California 92629
                                              (949) 489 2400


                                             December 6, 2004

Natco International, Inc.
200, 13018 - 80th  Avenue
Surrey
British Columbia, Canada
V3W 3B2


         Re:Registration Statement on
         Form SB-2 (the "Registration Statement") file number 333-91190


Gentlemen:

       You have requested our opinion as to the legality of the issuance of 3,217,852 shares of common stock ("Shares"), all as further described in the above captioned Registration Statement filed with the U.S. Securities and Exchange Commission. The Shares to be registered are 3,217,852 already outstanding Share to be offered and sold by selling shareholders.

         As your counsel, we have reviewed and examined:

         1. The Amended and Restated Certificate of Incorporation of the Corporation;
         2.       The Bylaws of the Corporation;
         3.       A copy of certain resolutions of the Corporation; and
         4.       The Registration Statement.

         In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

         Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Registration Statement, if sold as described in the Registration Statement will be legally issued, fully paid and nonassessable under all applicable provisions of the Delaware State Constitution, all applicable statutory provisions of Delaware law, and the reported judicial interpretations under such Constitution and statutory provisions.

         No opinion is expressed herein as to the application of state securities or Blue Sky laws.

         We consent to the reference to our firm name in the Prospectus filed as a part of the Registration Statement and the use of our opinion in the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,


HAND & HAND
a professional corporation